EXHIBIT 10.1

FOURTH AMENDMENT TO LEASE AGREEMENT

THIS FOURTH AMENDMENT TO LEASE AGREEMENT (this "Amendment") is made and entered into as of March 27, 2013, by and between BRANDYWINE RESEARCH LLC, a Delaware limited liability company ("Landlord"), and EMERGENT BIOSOLUTIONS INC., a Delaware corporation ("Tenant").

A.            Landlord and Tenant are parties to a Lease Agreement (the "Original Lease") dated June 27, 2006, as amended by a First Amendment to Lease Agreement dated as of November 13, 2007, a Second Amendment to Lease Agreement (the "Second Amendment") dated as of December 13, 2010, and a Third Amendment to Lease Agreement (the "Third Amendment") dated as of February 27, 2012 (the Original Lease as so amended is referred to herein as the "Current Lease"), for the Premises containing approximately 41,409 rentable square feet of space commonly known as Suites 220, 350 and 400 in the Building located at 2273 Research Boulevard, Rockville, Maryland 20850. The Current Lease as amended by this Amendment is referred to herein as the "Lease".

B.            Landlord and Tenant wish to amend the Current Lease to extend the Term upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Landlord and Tenant hereby agree as follows:

1.            Incorporation of Recitals; Definitions. The recitals set forth above are hereby incorporated herein by reference as if set forth in full in the body of this Amendment. Capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings given to them in the Current Lease.

2.            Early Termination Options.

(a)    Section 7(a) of the Third Amendment is hereby amended as follows: (i) the date "December 31, 2013" in the second line is deleted and the date "January 31, 2014" is inserted in lieu thereof; (ii) the date "March 31, 2013" which occurs twice is deleted and the date "April 30, 2013" is inserted in lieu thereof in both occurrences; and (iii) the parenthetical "(as December 31, 2013)" in clause (iii) is deleted and the parenthetical "(as of January 31, 2014)" is inserted in lieu thereof.

(b)    Section 7(b) of the Second Amendment is hereby amended as follows: (i) the date "December 31, 2013" in the second line is deleted and the date "January 31, 2014" is inserted in lieu thereof; (ii) the date "March 31, 2013" which occurs twice is deleted and the date "April 30, 2013" is inserted in lieu thereof in both occurrences; and (iii) the parenthetical "(as December 31, 2013)" in clause (iii) is deleted and the parenthetical "(as of January 31, 2014)" is inserted in lieu thereof.

(c)    The first two sentences of Section 35 of the Original Lease are hereby deleted in their entireties and the following is inserted in lieu thereof: "Tenant shall have a one-time right to terminate this Lease effective on January 31, 2014 provided Tenant: (i) is not then in default beyond any applicable notice and cure period under this Lease; (ii) gives written notice of such termination to Landlord no later than April 30, 2013; and (iii) pays to Landlord, at the time of such termination notice, an amount equal to the unamortized cost of the transaction, amortized over the initial Term of the Lease on a straight-line basis at eight percent (8%) per annum interest ("Termination Payment")."

3.            Notices. Landlord's address for all notices required or permitted to be given under the Lease shall be as follows:

Landlord:	Brandywine Research LLC c/o Brandywine Realty Trust Attn: Asset Manager 3141 Fairview Park Drive, Suite 200 Falls Church, VA 22042	With a copy to: Brandywine Realty Trust Attn: Brad A. Molotsky, General Counsel 555 East Lancaster Ave., Suite 100 Radnor, PA 19087

4.            Effect of Amendment; Ratification. Landlord and Tenant hereby acknowledge and agree that, except as provided in this Amendment, the Current Lease has not been modified, amended, canceled, terminated, released, superseded or otherwise rendered of no force or effect. The Current Lease is hereby ratified and confirmed by the parties hereto, and every provision, covenant, condition, obligation, right, term and power contained in and under the Current Lease shall continue in full force and effect, affected by this Amendment only to the extent of the amendments and modifications set forth above. In the event of any conflict between the terms and conditions of this Amendment and those of the Current Lease, the terms and conditions of this Amendment shall control. To the extent permitted by applicable law, Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter arising out of or in any way connected with the Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Building, any claim or injury or damage, or any emergency or other statutory remedy with respect thereto.

5.            Representations. Each of Landlord and Tenant represents and warrants to the other that the individual executing this Amendment on such party's behalf is authorized to do so. Tenant hereby represents and warrants to Landlord that there are no defaults by Landlord or Tenant under the Current Lease, nor any event that with the giving of notice or the passage of time, or both, will constitute a default under the Current Lease.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the date first above written.

LANDLORD:
BRANDYWINE RESEARCH LLC

By: /s/ Michael J. Cooper
Name: Michael J. Cooper
Title: Senior Vice President, Senior Managing Director
Date: 3/27/2013

TENANT:
EMERGENT BIOSOLUTIONS INC.

By: /s/ Robert G. Kramer
Name: Robert G. Kramer
Title: Executive Vice President and Chief Financial Officer
Date: 3/25/2013